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                                                                     EXHIBIT 8.1

DEBEVOISE &, PLIMPTON LLP                            919 Third Avenue
                                                     New York, NY 10022
                                                     Tel 2129096000
                                                     Fax 2129096836
                                                     www.debevoise.com

                                                                December 8, 2005

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, MO 63017-6039

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
                  6.75% JUNIOR SUBORDINATED DEBENTURES DUE 2065

Ladies and Gentlemen:

      We have acted as special United States tax counsel to Reinsurance Group of America, Incorporated, a Missouri corporation ("RGA"), in connection with the registration and filing with the Securities Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by RGA, of the prospectus supplement dated December 5,2005 (the "Prospectus Supplement") and accompanying prospectus included in the Registration Statement (as defined below) (the "Prospectus"), which were filed with the Commission on the date hereof, pursuant to Rule 424(b) under the Act, relating to the public offering by RGA of an aggregate principal amount of $400,000,000 of 6.75% Junior Subordinated Debentures due 2065 (the "Debentures"). The Debentures are being issued pursuant to a Junior Subordinated Indenture, dated as of December 18, 2001 (the "Indenture"), as supplemented by the Second Supplemental Junior Subordinated Indenture, dated as of December 8, 2005 (the "Supplemental Indenture"), in each case between RGA and The Bank of New York, as trustee.

      In furnishing this opinion letter, we have reviewed (i) the Registration Statement on Form S-3 (Nos. 333-123161,333-123161-01 and 333-123161-02), which also constitutes Post-Effective Amendment No. 6 to the Registration Statement on Form S-3 (Nos. 333-108200,333-108200-01 and 333-108200-02) and Post-Effective
Amendment No. 2 to the Registration Statement on Form S-3 (Nos. 333-117261,333-117261-01 and 333-117261-02) (collectively, the "Registration
Statement") covering, among other securities, the Debentures, which Registration Statement became effective under the Act on March 22,2005; (ii) the Prospectus;
(iii) the Prospectus Supplement; (iv) the Indenture; (v) the Supplemental Indenture; (vi) the form of the Debentures attached as Exhibit A to the Supplemental Indenture; and (vii) such other records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies, the conformity to original or certified documents of all copies

New York - Washington D.C. - London - Paris - Frankfurt - Moscow - Hong Kong
                                   - Shanghai

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submitted to us as conformed or reproduction copies and that the Debentures will be in a form substantially identical to the form of the Debentures attached as Exhibit A to the Supplemental Indenture. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of all persons whom we have deemed appropriate, including certain representations made by you to us.

      Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, the statements of law and legal conclusions in the discussion under the heading "Material U.S. Federal Income Tax Considerations" in the Prospectus Supplement represent our opinion.

      Our opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Treasury Regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Our opinion is limited to the matters expressly stated, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinion is based on facts and circumstances set forth in the Registration Statement, the Prospectus, the Prospectus Supplement, the Indenture, the Supplemental Indenture and the other documents reviewed by us. Our opinion is rendered only as of the date hereof, and could be altered or modified by changes in facts or circumstances, events, developments, changes in the documents reviewed by us, or changes in law subsequent to the date hereof. We have not undertaken to advise you or any other person with respect to any such change subsequent to the date hereof.

      We consent to the filing of this opinion letter as an exhibit to RGA's Form 8-K to be filed in connection with the issuance and sale of the Debentures, incorporated by reference in the Registration Statement and to the use of our name under the headings "Material U.S. Federal Income Tax Considerations" and "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ Debevoise & Plimpton LLP

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